Exhibit 99.1

Concentrix Reports Fiscal 2022 Fourth Quarter and Full Year Results

Newark, Calif., January 19, 2023 – Concentrix Corporation (NASDAQ: CNXC), a leading global provider of customer experience (CX) solutions and technology, today announced financial results for the fiscal fourth quarter and fiscal year ended November 30, 2022.

	Three Months Ended			Fiscal Year Ended
	November 30, 2022	November 30, 2021	Change	November 30, 2022	November 30, 2021	Change
Revenue ($M)	$1,640.7	$1,466.6	11.9%	$6,324.5	$5,587.0	13.2%
Operating income ($M)	$178.0	$157.9	12.7%	$640.2	$572.4	11.8%
Non-GAAP operating income ($M) (1)	$248.0	$203.4	21.9%	$884.1	$733.7	20.5%
Operating margin	10.8%	10.8%	0 bps	10.1%	10.2%	-10 bps
Non-GAAP operating margin (1)	15.1%	13.9%	120 bps	14.0%	13.1%	90 bps
Net income ($M)	$104.9	$124.1	(15.5)%	$435.0	$405.6	7.2%
Non-GAAP net income ($M) (1)	$157.2	$158.0	(0.5)%	$617.0	$534.6	15.4%
Adjusted EBITDA ($M) (1)	$284.8	$238.2	19.6%	$1,031.0	$874.0	18.0%
Adjusted EBITDA margin (1)	17.4%	16.2%	120 bps	16.3%	15.6%	70 bps
Diluted earnings per common share	$2.01	$2.35	(14.5)%	$8.28	$7.70	7.5%
Non-GAAP diluted earnings per common share (1)	$3.01	$2.99	0.7%	$11.75	$10.15	15.8%
(1) See non-GAAP reconciliations included in the accompanying financial tables for the reconciliation of each non-GAAP measure to its most directly comparable GAAP measure.

Fourth Quarter Fiscal 2022 Highlights:
•Revenue was $1,640.7 million, up 11.9% from the prior year fourth quarter, including a 5.1 point negative impact of foreign exchange rates compared with the prior year period, compared with $1,466.6 million in the prior year fourth quarter, and up 5.8% on an adjusted constant currency basis.
•Operating income was $178.0 million, or 10.8% of revenue, compared with $157.9 million, or 10.8% of revenue in the prior year fourth quarter.
•Non-GAAP operating income was $248.0 million, or 15.1% of revenue, compared with $203.4 million, or 13.9% of revenue, in the prior year fourth quarter.
•Adjusted EBITDA was $284.8 million, or 17.4% of revenue, compared with $238.2 million, or 16.2% of revenue, in the prior year fourth quarter.
•Cash flow from operations was $235.7 million in the quarter. Free cash flow for the quarter was $192.9 million.
•Diluted earnings per common share (“EPS”) was $2.01 compared to $2.35 in the prior year fourth quarter.

•Non-GAAP diluted EPS was $3.01 compared to $2.99 in the prior year fourth quarter.

“We had a successful 2022, making significant strides in expanding our digital IT services and CX operations capabilities and delivering strong revenue growth, profit improvement, and cash flow generation,” said Chris Caldwell, Concentrix President and CEO. “Our comprehensive and resilient business model uniquely places us to design, build, and run seamless, end-to-end customer engagement solutions for many of the world’s leading brands. In the fourth quarter, we experienced some softness due to the challenging macroeconomic environment, particularly with clients in the consumer electronics, e-commerce, and retail industries, where the volumes our clients expected didn’t materialize. Despite this near-term volatility, robust demand in other verticals, countries, and service lines, and medium-to-long-term opportunities for share gains and additional new logos give us confidence in our ability to drive revenue growth, margin expansion, and strong free cash flow in 2023.”

Fiscal Year 2022 Highlights:
•Revenue was $6,324.5 million, up 13.2% from the prior fiscal year, including a 3.5-point negative impact of foreign exchange rates compared with the prior year period, compared with $5,587.0 million in the prior fiscal year, and up 8.2% on an adjusted constant currency basis.
•Operating income was $640.2 million, or 10.1% of revenue, compared with $572.4 million, or 10.2% of revenue, in the prior fiscal year.
•Non-GAAP operating income was $884.1 million, or 14.0% of revenue, compared with $733.7 million, or 13.1% of revenue, in the prior fiscal year.
•Adjusted EBITDA was $1,031.0 million, or 16.3% of revenue, compared with $874.0 million, or 15.6% of revenue, in the prior fiscal year.
•Cash flow from operations was $600.7 million in the fiscal year. Free cash flow for the fiscal year was $460.7 million.
•Diluted earnings per common share (“EPS”) was $8.28 compared to $7.70 in the prior fiscal year.
•Non-GAAP diluted EPS was $11.75 compared to $10.15 in the prior fiscal year.

Quarterly Dividend and Share Repurchase Program:
•Concentrix paid a $0.275 per share quarterly dividend on November 8, 2022. The Company’s Board of Directors has declared a quarterly dividend of $0.275 per share payable on February 10, 2023, to shareholders of record at the close of business on January 30, 2023.
•Concentrix repurchased 0.1 million shares in the fourth quarter at a cost of $12.7 million under its previously announced share repurchase program at an average cost of $120.00 per share. At November 30, 2022, the Company’s remaining share repurchase authorization was $354.1 million.

First Quarter and Full Year Fiscal 2023 Outlook:
The following statements are based on Concentrix’ current expectations for the first quarter and full year fiscal 2023. Non-GAAP financial measures exclude the impact of acquisition-related and integration expenses, amortization of intangible assets, depreciation, share-based compensation and the related tax effects thereon. These statements are forward-looking and actual results may differ materially.

First Quarter Fiscal 2023 Expectations:
•First quarter adjusted constant currency revenue growth is expected to be in the range of 2% to 4%. Based on current exchange rates, our expectations assume a 2.4-point negative impact of foreign exchange rates compared with the prior year. Additionally, our expectations exclude an expected revenue contribution of approximately $80 million in the first quarter from acquired operations not included in the full prior year results. Based on the above assumptions, we expect first quarter reported revenue in the range of $1.610 billion to $1.640 billion.
•Operating income is expected to be in the range of $146 million to $156 million and non-GAAP operating income is expected to be in the range of $210 million to $220 million.
•The effective tax rate is expected to approximate 26%.

Full Year 2023 Expectations:
•Full year adjusted constant currency revenue growth is expected to be in the range of 4% to 6%. Based on current exchange rates, our expectations assume a de minimis impact of foreign exchange rates compared with the prior year. Additionally, our expectations exclude an expected revenue contribution of approximately $160 million for the full year from acquired operations not included in the full prior year results. Based on the above assumptions, we expect full year reported revenue in the range of $6.715 billion to $6.865 billion.
•Operating income is expected to be in the range of $713 million to $753 million and non-GAAP operating income is expected to be in the range of $950 million to $990 million.
•The effective tax rate is expected to approximate 26%.

Conference Call and Webcast
Concentrix will host a conference call for investors to review its fourth quarter and full year fiscal 2022 financial results today at 5:00 p.m. (ET)/2:00 p.m. (PT).

The live conference call webcast will be available in listen-only mode in the Investor Relations section of the Concentrix website under “Events and Presentations” at https://ir.concentrix.com/events-and-presentations. A replay will also be available on the website following the conference call.

About Concentrix
We’re Concentrix (Nasdaq: CNXC), a leading global provider of customer experience (CX) solutions and technology. We Reimagine everything CX to improve business performance for some of the world’s best brands, and the ones that are changing the world as we know it. Every day, we Design, Build and Run CX for over 130 Fortune Global 500 and 125 new economy clients. Whether it’s a specific solution or the whole end-to-end journey, we’ve got it covered. We’re the strategic thinkers who design brand-defining experiences. The tech geeks who build smarter solutions. And the operational experts who run it all and make it work seamlessly. Across 40 countries and 6 continents, we provide services across key industry verticals: technology & consumer electronics; retail, travel & ecommerce; banking, financial services & insurance; healthcare; communications & media; automotive; and energy & public sector. Location: Virtually Everywhere. Visit www.concentrix.com to learn more.

Use of Non-GAAP Information
In addition to disclosing financial results that are determined in accordance with GAAP, we also disclose certain non-GAAP financial information, including:

•Constant currency revenue growth, which is revenue growth adjusted for the translation effect of foreign currencies so that certain financial results can be viewed without the impact of fluctuations in foreign currency exchange rates, thereby facilitating period-to-period comparisons of our business performance. Constant currency revenue growth is calculated by translating the revenue of each fiscal year in the billing currency to U.S. dollars using the comparable prior year’s currency conversion rate in comparison to prior year’s revenue. Generally, when the U.S. dollar either strengthens or weakens against other currencies, revenue growth at constant currency rates or adjusting for currency will be higher or lower than revenue growth reported at actual exchange rates.
•Adjusted constant currency revenue growth, which is constant currency revenue growth excluding revenue from acquired operations in the current period for the twelve months following an acquisition and excluding revenue from divested operations in the comparative period for the twelve months preceding a divestiture. Adjusted constant currency revenue growth presents organic constant currency revenue growth for the business, without the impact of acquisitions or divestitures, thereby facilitating period-to-period comparisons of our business performance.
•Non-GAAP operating income, which is operating income, adjusted to exclude acquisition-related and integration expenses, including related restructuring costs, amortization of intangible assets, share-based compensation and gain on divestitures and related transactions costs.
•Non-GAAP operating margin, which is non-GAAP operating income, as defined above, divided by revenue.
•Adjusted earnings before interest, taxes, depreciation, and amortization, or adjusted EBITDA, which is non-GAAP operating income, as defined above, plus depreciation.
•Adjusted EBITDA margin, which is adjusted EBITDA, as defined above, divided by revenue.
•Non-GAAP net income, which is net income excluding the tax effected impact of acquisition-related and integration expenses, including related restructuring costs, amortization of intangible assets, share-based compensation and gain on divestitures and related transaction costs.
•Free cash flow, which is cash flows from operating activities less capital expenditures. We believe that free cash flow is a meaningful measure of cash flows since capital expenditures are a necessary component of ongoing operations. However, free cash flow has limitations because it does not represent the residual cash flow available for discretionary expenditures. For example, free cash flow does not incorporate payments for business acquisitions.
•Non-GAAP diluted earnings per common share (“EPS”), which is diluted EPS excluding the per share, tax effected impact of acquisition-related and integration expenses, including related restructuring costs, amortization of intangible assets, share-based compensation and gain on divestitures and related transaction costs.

We believe that providing this additional information is useful to the reader to better assess and understand our base operating performance, especially when comparing results with previous periods and for planning and forecasting in future periods, primarily because management typically monitors the business adjusted for these items in addition to GAAP results. Management also uses these non-GAAP measures to establish operational goals and, in some cases, for measuring performance for compensation purposes. These non-GAAP financial measures exclude amortization of intangible assets. Although intangible assets contribute to our revenue generation, the amortization of intangible assets does not directly relate to the services performed for our clients. Additionally, intangible asset amortization expense typically fluctuates based on the size and timing of our acquisition activity. Accordingly, we believe excluding the amortization of intangible assets, along with the other non-GAAP adjustments, which neither relate to the ordinary course of our business nor reflect our underlying business performance, enhances our and our investors’ ability to compare our past financial performance with its current performance and to analyze underlying business performance and trends. These non-GAAP financial measures also exclude share-based compensation expense. Given the subjective assumptions and the variety of award types that companies can use when calculating share-based compensation expense, management believes this additional information allows investors to make additional comparisons between our operating results and those of our peers. As these non-GAAP financial measures are not calculated in accordance with GAAP, they may not necessarily be comparable to similarly titled measures employed by other companies. These non-GAAP financial measures should not be considered in isolation or as a substitute for the comparable GAAP measures and should be used as a complement to, and in conjunction with, data presented in accordance with GAAP.

Safe Harbor Statement
This news release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements include, but are not limited to, statements regarding the Company’s expected future financial condition and growth, results of operations, including revenue and operating income, free cash flow, effective tax rate, margin expansion, demand for the Company’s services, capital allocation, business strategy, foreign currency exchange rate fluctuations, medium-to-long term opportunities for share gains and statements that include words such as believe, expect, may, will, provide, could and should and other similar expressions. These forward-looking statements are inherently uncertain and involve substantial risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. Risks and uncertainties include, among other things: risks related to general economic conditions, including consumer demand, interest rates, inflation, supply chains and the effects of the COVID-19 pandemic and the conflict in Ukraine;

cyberattacks on the Company’s or its clients’ networks and information technology systems; the failure of the Company’s staff and contractors to adhere to the Company’s and its clients’ controls and processes; the inability to protect personal and proprietary information; the inability to execute on the Company’s digital CX strategy; the loss of key personnel or the inability to attract and retain staff with the skills and expertise needed for our business; increases in the cost of labor; the effects of the COVID-19 pandemic and other communicable diseases, natural disasters, adverse weather conditions or public health crises; geopolitical, economic and climate- or weather-related risks in regions with a significant concentration of the Company’s operations; the inability to successfully identify, complete and integrate strategic acquisitions or investments, including the integration of ServiceSource International, Inc.; competitive conditions in the Company’s industry and consolidation of its competitors; higher than expected tax liabilities; the demand for CX solutions and technology; variability in demand by the Company’s clients or the early termination of the Company’s client contracts; the level of business activity of the Company’s clients and the market acceptance and performance of their products and services; currency exchange rate fluctuations; the operability of the Company’s communication services and information technology systems and networks; changes in law, regulations or regulatory guidance; damage to the Company’s reputation through the actions or inactions of third parties; investigative or legal actions; and other factors contained in the Company’s Annual Report on Form 10-K for the fiscal year ended November 30, 2021 filed with the Securities and Exchange Commission and subsequent SEC filings. The Company does not undertake a duty to update forward-looking statements, which speak only as of the date on which they are made.

Copyright 2023 Concentrix Corporation. All rights reserved. Concentrix, the Concentrix logo, and all other Concentrix company, product and services names and slogans are trademarks or registered trademarks of Concentrix Corporation and its subsidiaries. Concentrix and the Concentrix logo Reg. U.S. Pat. & Tm. Off. and applicable non-U.S. jurisdictions. Other names and marks are the property of their respective owners.

Investor Contact:
David Stein
Investor Relations
Concentrix Corporation
david.stein@concentrix.com
(513) 703-9306

CONCENTRIX CORPORATION
CONSOLIDATED BALANCE SHEETS
(currency and share amounts in thousands, except par value)

	November 30, 2022	November 30, 2021
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$145,382	$182,038
Accounts receivable, net	1,390,474	1,207,953
Other current assets	218,476	153,074
Total current assets	1,754,332	1,543,065
Property and equipment, net	403,829	407,144
Goodwill	2,904,402	1,813,502
Intangible assets, net	985,572	655,528
Deferred tax assets	48,541	48,413
Other assets	573,092	578,715
Total assets	$6,669,768	$5,046,367

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$161,190	$129,359
Current portion of long-term debt	—	—
Accrued compensation and benefits	506,966	453,434
Other accrued liabilities	395,304	351,642
Income taxes payable	68,663	33,779
Total current liabilities	1,132,123	968,214
Long-term debt, net	2,224,288	802,017
Other long-term liabilities	511,995	546,410
Deferred tax liabilities	105,458	109,471
Total liabilities	3,973,864	2,426,112
Stockholders’ equity:
Preferred stock, $0.0001 par value, 10,000 shares authorized and no shares issued and outstanding as of November 30, 2022 and 2021, respectively	—	—
Common stock, $0.0001 par value, 250,000 shares authorized; 52,367 and 51,927 shares issued as of November 30, 2022 and 2021, respectively, and 51,096 and 51,594 shares outstanding as of November 30, 2022 and 2021, respectively	5	5
Additional paid-in capital	2,428,313	2,355,767
Treasury stock, 1,271 and 333 shares as of November 30, 2022 and 2021, respectively	(190,779)	(57,486)
Retained earnings	774,114	392,495
Accumulated other comprehensive loss	(315,749)	(70,526)
Total stockholders’ equity	2,695,904	2,620,255
Total liabilities and stockholders’ equity	$6,669,768	$5,046,367

CONCENTRIX CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(currency and share amounts in thousands, except per share amounts)
(unaudited)

	Three Months Ended			Fiscal Year Ended
	November 30, 2022	November 30, 2021	% Change	November 30, 2022	November 30, 2021	% Change
Revenue
Technology and consumer electronics	$543,118	$481,004	13%	$1,980,666	$1,759,203	13%
Retail, travel and ecommerce	304,549	272,921	12%	1,184,086	985,550	20%
Communications and media	267,405	245,172	9%	1,076,289	1,005,283	7%
Banking, financial services and insurance	234,137	213,403	10%	967,810	862,033	12%
Healthcare	166,696	135,464	23%	608,169	489,855	24%
Other	124,813	118,644	5%	507,453	485,091	5%
Total revenue	1,640,718	1,466,608	12%	6,324,473	5,587,015	13%
Cost of revenue	1,047,353	947,240	11%	4,067,210	3,617,527	12%
Gross profit	593,365	519,368	14%	2,257,263	1,969,488	15%
Selling, general and administrative expenses	415,375	361,463	15%	1,617,071	1,397,091	16%
Operating income	177,990	157,905	13%	640,192	572,397	12%
Interest expense and finance charges, net	28,061	3,730	652%	70,076	23,046	204%
Other expense (income), net	(12,640)	(744)	1,599%	(34,887)	(6,345)	450%
Income before income taxes	162,569	154,919	5%	605,003	555,696	9%
Provision for income taxes	57,625	30,811	87%	169,363	150,119	13%
Net income before non-controlling interest	104,944	124,108	(15)%	435,640	405,577	7%
Less: Net income attributable to non-controlling interest	—	—	—%	591	—	100%
Net income attributable to Concentrix Corporation	$104,944	$124,108	(15)%	$435,049	$405,577	7%

Earnings per common share:
Basic	$2.02	$2.37		$8.34	$7.78
Diluted	$2.01	$2.35		$8.28	$7.70
Weighted-average common shares outstanding:
Basic	51,029	51,555		51,353	51,355
Diluted	51,392	52,016		51,740	51,914

CONCENTRIX CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
(currency and share amounts in thousands, except per share amounts)
(unaudited)

	Three Months Ended		Fiscal Year Ended
	November 30, 2022	November 30, 2021	November 30, 2022	November 30, 2021
Revenue	$1,640,718	$1,466,608	$6,324,473	$5,587,015
Revenue growth, as reported under U.S. GAAP	11.9%	12.7%	13.2%	18.4%
Foreign exchange impact	5.1%	—%	3.5%	(2.0)%
Constant currency revenue growth	17.0%	12.7%	16.7%	16.4%
Effect of excluding revenue of acquired and divested businesses	(11.2)%	1.3%	(8.5)%	0.9%
Adjusted constant currency revenue growth	5.8%	14.0%	8.2%	17.3%

	Three Months Ended		Fiscal Year Ended
	November 30, 2022	November 30, 2021	November 30, 2022	November 30, 2021
Operating income	$177,990	$157,905	$640,192	$572,397
Acquisition-related and integration expenses	18,550	825	33,763	825
Amortization of intangibles	41,648	33,744	162,673	136,939
Share-based compensation	9,838	10,904	47,516	36,762
Gain on divestitures and related transaction costs	—	—	—	(13,197)
Non-GAAP operating income	$248,026	$203,378	$884,144	$733,726

	Three Months Ended		Fiscal Year Ended
	November 30, 2022	November 30, 2021	November 30, 2022	November 30, 2021
Net income	$104,944	$124,108	$435,049	$405,577
Net income attributable to non-controlling interest	—	—	591	—
Interest expense and finance charges, net	28,061	3,730	70,076	23,046
Provision for income taxes	57,625	30,811	169,363	150,119
Other expense (income), net	(12,640)	(744)	(34,887)	(6,345)
Acquisition-related and integration expenses	18,550	825	33,763	825
Gain on divestitures and related transaction costs	—	—	—	(13,197)
Amortization of intangibles	41,648	33,744	162,673	136,939
Share-based compensation	9,838	10,904	47,516	36,762
Depreciation	36,757	34,865	146,864	140,236
Adjusted EBITDA	$284,783	$238,243	$1,031,008	$873,962

	Three Months Ended		Fiscal Year Ended
	November 30, 2022	November 30, 2021	November 30, 2022	November 30, 2021
Operating margin	10.8%	10.8%	10.1%	10.2%
Non-GAAP operating margin	15.1%	13.9%	14.0%	13.1%
Adjusted EBITDA margin	17.4%	16.2%	16.3%	15.6%

	Three Months Ended		Fiscal Year Ended
	November 30, 2022	November 30, 2021	November 30, 2022	November 30, 2021
Net income	$104,944	$124,108	$435,049	$405,577
Acquisition-related and integration expenses	18,550	825	33,763	825
Amortization of intangibles	41,648	33,744	162,673	136,939
Share-based compensation	9,838	10,904	47,516	36,762
Gain on divestitures and related transaction costs	—	—	—	(13,197)
Income taxes related to the above (1)	(17,789)	(11,549)	(61,959)	(32,291)
Non-GAAP net income	$157,191	$158,032	$617,042	$534,615

	Three Months Ended		Fiscal Year Ended
	November 30, 2022	November 30, 2021	November 30, 2022	November 30, 2021
Net income	$104,944	$124,108	$435,049	$405,577
Less: net income allocated to participating securities	(1,762)	(1,790)	(6,583)	(5,724)
Net income attributable to common stockholders	103,182	122,318	428,466	399,853
Acquisition-related and integration expenses allocated to common stockholders	18,239	813	33,252	813
Amortization of intangibles allocated to common stockholders	40,949	33,257	160,211	135,006
Share-based compensation allocated to common stockholders	9,673	10,747	46,797	36,243
Gain on divestitures and related transaction costs allocated to common stockholders	—	—	—	(13,011)
Income taxes related to the above allocated to common stockholders (1)	(17,490)	(11,382)	(61,021)	(31,835)
Non-GAAP net income attributable to common stockholders	$154,553	$155,753	$607,705	$527,069

	Three Months Ended		Fiscal Year Ended
	November 30, 2022	November 30, 2021	November 30, 2022	November 30, 2021
Diluted earnings per common share (“EPS”) (2)	$2.01	$2.35	$8.28	$7.70
Acquisition-related and integration expenses	0.35	0.02	0.64	0.02
Amortization of intangibles	0.80	0.64	3.10	2.60
Share-based compensation	0.19	0.21	0.90	0.70
Gain on divestitures and related transaction costs	—	—	—	(0.25)
Income taxes related to the above (1)	(0.34)	(0.23)	(1.17)	(0.62)
Non-GAAP diluted EPS	$3.01	$2.99	$11.75	$10.15

Weighted-average number of common shares - diluted	51,392	52,016	51,740	51,914

	Three Months Ended		Fiscal Year Ended
	November 30, 2022	November 30, 2021	November 30, 2022	November 30, 2021
Net cash provided by operating activities	$235,679	$182,053	$600,720	$514,178
Purchases of property and equipment	(42,742)	(36,210)	(140,018)	(149,079)
Free cash flow	$192,937	$145,843	$460,702	$365,099

	Forecast
	Three Months Ending February 28, 2023		Fiscal Year Ending November 30, 2023
	Low	High	Low	High
Revenue	$1,610,000	$1,640,000	$6,715,000	$6,865,000
Foreign exchange impact (3)	37,000	37,000	10,000	10,000
Revenue in constant currency	$1,647,000	$1,677,000	$6,725,000	$6,875,000
Effect of excluding revenue of acquired and divested businesses	(80,000)	(80,000)	(160,000)	(160,000)
Revenue in adjusted constant currency	$1,567,000	$1,597,000	$6,565,000	$6,715,000

	Forecast
	Three Months Ending February 28, 2023		Fiscal Year Ending November 30, 2023
	Low	High	Low	High
Operating income	$146,100	$156,100	$712,900	$752,900
Acquisition-related and integration expenses	6,700	6,700	16,300	16,300
Amortization of intangibles	39,000	39,000	156,300	156,300
Share-based compensation	18,200	18,200	64,500	64,500
Non-GAAP operating income	$210,000	$220,000	$950,000	$990,000

(1) The tax effect of taxable and deductible non-GAAP adjustments was calculated using the tax-deductible portion of the expenses and applying the entity-specific, statutory tax rates applicable to each item during the respective periods presented.

(2) Diluted earnings per common share (“EPS”) is calculated using the two-class method. Unvested restricted stock awards granted to employees are considered participating securities. For the purposes of calculating diluted EPS, net income attributable to participating securities was approximately 1.7% and 1.4% of net income, respectively, for the three months ended November 30, 2022 and 2021 and 1.5% and 1.4% of net income, respectively, for the fiscal years ended November 30, 2022 and 2021, and was excluded from total net income to calculate net income attributable to common stockholders. In addition, the non-GAAP adjustments allocated to common stockholders were calculated based on the percentage of net income attributable to common stockholders.

(3) Based on foreign currency exchange rates as of January 13, 2023.